UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 27, 2011, Brian J. West, Chief Financial Officer of Nielsen Holdings N.V. (“Holdings”) and The Nielsen Company B.V. (together with Holdings, the “Company”), met with representatives of a major international financial institution to discuss the Company’s operations and performance. During this meeting, Mr. West made a statement that was misinterpreted by certain attendees as reaffirming guidance with respect to EBITDA margin expansion that the Company had publicly issued on April 28, 2011 in connection with the announcement of its first quarter 2011 earnings. The Company is filing this current report on Form 8-K to clarify that it was not the Company’s intention to reiterate its prior guidance during the meeting nor did representatives of the Company attending the meeting believe that such guidance was actually reaffirmed in the statements made during the meeting. It is the Company’s policy not to reaffirm, update or otherwise comment upon previously issued guidance other than on a quarterly basis unless in the judgment of management circumstances require otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer